Exhibit 99.1

TMC Announces Fourth Quarter and Full Year 2025 Results

NEW YORK, March. 27, 2026 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or “the Company”), a leading developer of the world’s largest resource of critical metals essential to energy, defense, manufacturing and infrastructure, today provided a corporate update and fourth quarter and full year financial results for the period ending December 31, 2025.

Fourth Quarter and Full Year 2025 Financial Highlights

•	Total cash of approximately $117.6 million at December 31, 2025

•	$11.4 million cash used in operations for the quarter ended December 31, 2025

•	Operating loss of $44.7 million, net loss of $40.4 million and net loss per share of $0.08 for the quarter ended December 31, 2025

Exclusive Negotiations Underway for Nodule Processing & Refining Hub in Brownsville, Texas

•	Exclusive negotiations for 1,466 acres with the Port of Brownsville

•	Intended land use is to develop an integrated nodule processing and refining facility for American nodule industry with optionality to process other feedstocks

•	Preliminary Master Plan for a 12 Mtpa facility developed and prefeasibility study under way

•	As the only American nodule developer to have designed and tested nodule processing and refining technology at scale, TMC USA is spearheading this potential development along with its consortium partners

•	No capital commitments made by TMC USA, and investment decision is conditional on U.S. government support

•	In addition, capital-light tolling option still being fully explored in Japan

Strategic Partnership with Mariana Minerals

•	Following a non-binding MOU signed in April 2025, TMC USA signed a Strategic Partnership Agreement earlier this month with Mariana Minerals, a software-first mineral developer with operations in San Francisco, Texas and Utah

•	The initial focus of the partnership is to conduct a feasibility study for a staged development of a nodule processing and refining facility in Brownsville, Texas, and develop AI-enabled process controls for such a facility

Gerard Barron, Chairman & CEO, commented: “In my time leading TMC, I’ve never felt better about our pathway to production because of our financial, strategic, and permitting position. 2025 was a transformative year for our business — we pivoted to a clear U.S. permitting pathway, saw strong policy support for our industry through the Administration’s Executive Order and new consolidated application regulations from NOAA, welcomed several strategic partners and investors including Korea Zinc and the Hess family, and delivered the world’s first Pre-Feasibility Study for an integrated polymetallic nodule project demonstrating commercial viability. We ended the year with $162 million in liquidity including undrawn, unsecured credit facilities and expect to report around $154 million of liquidity at March 31, 2026.

In 2025, we established a new roadmap for our company and our industry. In 2026, we are focusing on accelerated execution. We believe our new consolidated application can deliver a commercial recovery permit faster than had we followed a sequential process. NOAA’s determination of substantial compliance was a significant milestone. Our next key milestones are expected to be full compliance and certification, as well as an Environmental Impact Statement for our consolidated application.

Our confidence in our ability to secure the permit within a year is high, so we are not waiting to move forward toward production and expect to complete our updated commercial agreement with Allseas in the coming days.

To unleash offshore minerals, we must also solve for domestic processing and refining—with last year’s Executive Order tasking several government agencies to explore and support domestic processing. While we are not committing to domestic onshore capital expenditures at this time, we are exploring all available options which will include our capital-light, tolled processing options, along with progressing the prerequisites required to unlock U.S. government support for a domestic processing and refining hub for our industry, including site-specific planning and feasibility work.

To that end, last year we secured an exclusive right over a potential land lease option in the Port of Brownsville, Texas, near where plans have recently been announced supported by this Administration for the first new U.S. oil refinery in decades — underscoring the broader momentum behind strengthening American industrial capacity. We’ve developed a preliminary master plan and a Pre-Feasibility Study is already under way for a 12 Mtpa industry park, with the ultimate decision likely to be conditional on financial support from this Administration. We have also partnered with Mariana Minerals to support feasibility studies and planning in Brownsville as part of our owner’s team. Founded by a team with decades of experience from Tesla, Exxon and BASF, Mariana brings a software-driven, AI-enabled approach to project development and metallurgical processing — reflecting the more tech-driven, capital-efficient model we believe is required to reindustrialize processing capacity in the United States. We believe TMC is well positioned to play a leading role as this industry moves into commercial production, both offshore and onshore.”

Operational Highlights

Exclusivity on Lease Option for Site in Brownsville, Texas

TMC USA currently holds an exclusive right of negotiation with the Port of Brownsville on a lease and / or lease option for land sufficient to develop a domestic nodule processing and refining ecosystem for TMC USA and other American nodule developers, with the ultimate decision conditional on U.S. government support. The option on a 50-year lease covers a total of 1,466 acres of land at the Port of Brownsville, in two separate land parcels (735 acres on the Brownsville Shipping Channel and an adjacent 731 acres). There is currently no financial commitment required of TMC USA.

Strategic Partnership with Mariana Minerals

On March 19, 2026, TMC signed a Strategic Partnership Agreement with Mariana Minerals (“Mariana”) focusing on the potential development of the nodule processing and refining facility in the Port of Brownsville as part of TMC’s owner’s team. Mariana brings an AI, software-first approach to the permitting, construction and operation of critical mineral projects: fast-tracked capital project execution, which enabled Tesla to build its Lithium plant in Texas in <20 months and is core to how SpaceX and other cutting-edge businesses operate, can be even further accelerated via a software-first approach and offers a faster, more modern pathway to re-industrialization.

Upcoming Trading of The Metals Royalty Co. (TMCR) on the Nasdaq

In April 2026, The Metals Royalty Co. is expected to begin public trading (Nasdaq: TMCR). TMCR has a 2.0% Gross Overriding Royalty (GORR) on the NORI area from a 2023 transaction which was previously announced. As part of the agreement, TMC was granted an equity stake currently representing ~25% ownership in TMCR. TMC retains the right to repurchase up to 75% of the NORI Royalty at an agreed capped return, exercisable in two transactions, between the second and the tenth anniversary of the agreement. If both repurchase transactions are executed, TMCR’s remaining gross overriding royalty on the NORI project revenue will be 0.5%. TMCR is anchored by Michael Hess (TMC board member) and Brian Paes-Braga (former DeepGreen board member) and is related to Low Carbon Royalties (LCR) which signed an agreement with TMC in 2023.

NOAA Determines TMC USA’s Consolidated Deep-Seabed Mining Application is in Substantial Compliance

On March 9, 2026, the National Oceanic and Atmospheric Administration (NOAA) determined that the consolidated application by our subsidiary, TMC USA, for an exploration license and commercial recovery permit under the Deep Seabed Hard Mineral Resources Act (DSHMRA) is in substantial compliance with the requirements of the Act and its implementing regulations, marking a key step in the U.S. regulatory and permitting process.

TMC USA Files First Consolidated Deep-Seabed Mining Application, Increasing Expected Commercial Recovery Permit Area to 65,000 km2

On January 22, 2026, we announced that TMC USA had submitted a consolidated application to NOAA for an exploration license and a commercial recovery permit for polymetallic nodules in international waters of the Clarion Clipperton Zone (CCZ) in the Pacific Ocean. The application represents the first consolidated exploration license and commercial recovery permit application submitted under NOAA’s new consolidated application and review process and increases the commercial recovery area from ~25,000 to ~65,000 km2, with an estimated resource of 619 million tonnes (Mt) of wet nodules and a potential exploration upside of an additional 200 Mt. TMC USA was able to apply under NOAA’s new consolidated process because it can demonstrate the scientific, technical and financial capability to pursue commercial recovery activities expeditiously.

Industry Update

TMC Welcomes NOAA Rule Modernizing Deep-Seabed Mining Permits for U.S. Companies in the High Seas

On January 21, 2026, we welcomed the new rule issued by NOAA updating regulations governing deep-seabed mineral exploration and commercial recovery. Final rule establishes a consolidated application and review process under DSHMRA, allowing companies that have completed the necessary exploration, environmental, and technological development work to rely on exploration-phase data in commercial recovery applications, reducing duplication and improving regulatory efficiency.

U.S. and Japan to Accelerate ‘Commercially Viable Deep-Sea Mining’

On March 19, 2026, the United States and Japan agreed upon a new critical minerals action plan aimed at strengthening supply chain resilience, a core component of which is the acceleration of research and development into ‘commercially viable’ deep-sea mining. TMC remains the only company to have demonstrated commercial viability through SEC-compliant mineral reserves.

Financial Results Overview

At December 31, 2025, we held cash of approximately $117.6 million. We believe that our total liquidity including cash and borrowing availability under our credit facility with ERAS Capital LLC and Mr. Barron, will be sufficient to meet our working capital and capital expenditure commitments for at least the next twelve months from today.

We reported a net loss of approximately $40.4 million, or $0.08 per share for the quarter ended December 31, 2025, compared to net loss of $16.1 million, or $0.04 per share, for the quarter ended December 31, 2024. Exploration and evaluation expenses during the quarter ended December 31, 2025 were $10.6 million compared to $8.3 million for the quarter ended December 31, 2024. The increase in the exploration and evaluation expenses in the fourth quarter of 2025 of $2.3 million was primarily due to an increase in share-based compensation due to the accelerated amortization of awards granted in the third quarter of 2025, partially offset by a decrease in mining, technological and process development expenses resulting from decreased engineering work.

General and administrative expenses were $34.1 million for the quarter ended December 31, 2025 compared to $8.1 million for the quarter ended December 31, 2024, reflecting an increase in share-based compensation due to the accelerated amortization of awards granted to directors and officers in the third quarter of 2025, and an increase in legal, consulting and personnel costs.

We reported a net loss for the year ended December 31, 2025 of $319.8 million, or $0.83 per share, compared to net loss of $81.9 million, or $0.25 per share, for the year ended December 31, 2024. The 2025 results include an increase in the value of NORI’s royalty liability of $131 million following the release of two economic studies in August 2025 which increased the value of the project, as well as a non-recurring charge of $38 million for the fair value of warrants issued under revised sponsorship agreements with Nauru and Tonga signed in 2025. Exploration and evaluation expenses during the year ended December 31, 2025 were $40.3 million compared to $50.6 million for the year ended December 31, 2024. General and administrative expenses in 2025 were $99.8 million compared to $30.6 million in 2024. The increase in 2025 reflects additional share-based compensation attributable to the accelerated amortization of awards granted to directors and officers in the third quarter of 2025, due to the early vesting of the awards reflecting an increase in the Company’s share price. The higher share price resulted with an increase in fair value of the warrants liability of $12.4 million.

Conference Call

We will hold a conference call today at 8:00 a.m. EDT to provide an update on recent corporate developments, fourth quarter and full year 2025 financial results and upcoming milestones.

Fourth Quarter and Full Year 2025 Conference Call Details

Date:	Friday, March 27, 2026
Time:	8:00 am EDT
Audio-only Dial-in:	Register Here
Virtual webcast w/ slides:	Register Here

Please register with the links above at least ten minutes prior to the conference call. The virtual webcast will be available for replay in the ‘Investors’ tab of the Company’s website under ‘Investors’ > ‘Media’ > ‘Events and Presentations’, approximately two hours after the event.

About The Metals Company

The Metals Company is a developer of lower-impact critical metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for energy, defense, manufacturing and infrastructure with net positive impacts compared to conventional production routes and (2) trace, recover and recycle the metals we supply to help create a metal commons that can be used in perpetuity. The Company has conducted more than a decade of research into the environmental and social impacts of offshore nodule collection and onshore processing. More information is available at www.metals.co.

Contacts
Media | media@metals.co
Investors | investors@metals.co

Forward Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believes,” “could,” “expects,” “may,” “plans,” “possible,” “potential,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements with respect to the Company’s strategy to pursue commercial recovery of seafloor polymetallic nodules under the U.S. regulatory regime; the outcome and timing of regulatory reviews of its applications submitted pursuant to the Deep Seabed Hard Mineral Resources Act of 1980 (DSHMRA); the progression of the Company’s applications through NOAA’s certification process and expected review timelines; the expected use of proceeds from the Company’s 2025 financings and other capital sources; the timing and success of environmental assessments, feasibility studies, technical and processing trials; the potential economic outcomes described in the Company’s Pre-Feasibility Study and Initial Assessment;; the belief that our cash balance will be sufficient to meet our working capital and capital expenditure commitments for at least the next twelve months from the date of this press release; the Company’s operational and financial plans, including the potential development of a commercial-scale offshore nodule collection system and related onshore processing facilities; and the Company’s plans relating to downstream logistics, processing and refining, including site selection and development activities in Brownsville, Texas, and engagement with third-party partners. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things: the outcome and timing of regulatory reviews by NOAA under DSHMRA; the ability to obtain an exploitation contract from the ISA or permits from the U.S. government; risks related to the Company’s dual-path permitting strategy; changes in environmental, mining and other applicable laws and regulations; the timing and results of environmental assessments and technical studies; the development, testing and scaling of offshore collection systems; risks related to strategic partnerships and technology sharing; uncertainties relating to processing nodules at commercial scale; metals price volatility; the sufficiency of the Company’s cash and ability to secure additional financing on acceptable terms or at all; dependence on third parties, including Allseas Group S.A. and PAMCO, including the ability to successfully finalize, execute and perform under definitive agreements with such parties on expected terms or at all; the outcome of any pending or future litigation; and other risks and uncertainties described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (SEC) on March 27, 2025, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, including the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 filed on May 14, 2025, and for the quarter ended June 30, 2025 filed on August 14, 2025. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

FINANCIAL INFORMATION

TMC the metals company Inc.

Consolidated Balance Sheets

(in thousands of US Dollars, except share amounts)

(Unaudited)

	As at December 31, 2025	As at December 31, 2024
ASSETS
Current
Cash	$117,633	$3,480
Receivables and prepayments	3,049	1,851
	120,682	5,331
Non-current
Exploration assets	42,951	42,951
Right of use asset	1,907	3,814
Equipment	519	771
Software	2,125	1,928
Investments	13,447	8,203
	60,949	57,667

TOTAL ASSETS	$181,631	$62,998

LIABILITIES
Current
Accounts payable and accrued liabilities	46,048	42,754
Short-term debt	-	11,775
Warrants liability	13,351	-
	59,399	54,529
Non-current
Deferred tax liability	10,675	10,675
Royalty liability	145,000	14,000
Warrants liability	-	912
	155,675	25,587

TOTAL LIABILITIES	$215,074	$80,116

EQUITY
Common shares (unlimited shares, no par value – issued: 422,966,333 (December 31, 2024 – 340,708,460))	681,343	477,217
Additional paid in capital	237,696	138,303
Accumulated other comprehensive loss	(1,203)	(1,203)
Deficit	(951,279)	(631,435)
TOTAL EQUITY	(33,443)	(17,118)

TOTAL LIABILITIES AND EQUITY	$181,631	$62,998

TMC the metals company Inc.

Consolidated Statements of Loss and Comprehensive Loss

(in thousands of US Dollars, except share and per share amounts)

(Unaudited)

	For the year ended December 31, 2025	For the year ended December 31, 2024
Operating expenses
Exploration and evaluation expenses	$40,282	$50,643
General and administrative expenses	99,772	30,644
Operating loss	140,054	81,287

Other items
Nauru and Tonga warrant costs	38,056	-
Change in fair value of royalty liability	131,000	-
Equity-accounted investment loss (gain)	(287)	226
Gains on dilutions of investment	(5,649)	-
Loss on termination of contract	-	199
Change in fair value of warrant liability	12,439	(1,057)
Foreign exchange loss (gain)	3,665	(1,186)
Interest income	(2,793)	(176)
Fees and interest on borrowings and credit facilities	3,215	2,602

Loss and comprehensive loss for the year, before tax	$319,700	$81,895

Tax Expense	144	48

Loss and comprehensive loss for the year	$319,844	$81,943

Loss per share
- Basic and diluted	$0.83	$0.25

Weighted average number of common shares outstanding
– basic and diluted	384,512,470	321,875,050

TMC the metals company Inc.

Consolidated Statements of Changes in Equity

(in thousands of US Dollars, except share amounts)

(Unaudited)

	Common Shares		Additional Paid in	Accumulated Other Comprehensive
For the year ended December 31, 2025	Shares	Amount	Capital	Loss	Deficit	Total
January 1, 2025	340,708,460	$477,217	$138,303	$(1,203)	$(631,435)	$(17,118)
Issuance of shares and warrants to Korea Zinc	19,623,376	71,686	13,432	-	-	85,118
Issuance of shares and warrants under 2025 Registered Direct Offering, net of expenses	12,333,333	24,149	12,548	-	-	36,697
Issuance of shares and warrants under 2024 Registered Direct Offering, net of expenses	5,000,000	2,237	2,763	-	-	5,000
Shares issued from At-the-Market Equity Distribution Agreement	7,542,996	14,784	-	-	-	14,784
Exercise of Class A warrants	1,913,270	5,539	(1,712)	-	-	3,827
Exercise of Class B warrants	8,433,096	17,024	(7,224)	-	-	9,800
Exercise of Class C warrants	2,330,000	12,838	(2,353)	-	-	10,485
Conversion of restricted share units, net of shares withheld for taxes	20,296,128	41,355	(41,355)	-	-	-
Exercise of stock options	4,746,546	14,423	(11,410)	-	-	3,013
Share purchase under Employee Stock Purchase Plan	39,128	91	(24)	-	-	67
Nauru and Tonga warrant cost	-	-	38,056	-	-	38,056
Share-based compensation and expenses settled with equity	-	-	96,672	-	-	96,672
Loss for the period	-	-	-	-	(319,844)	(319,844)
December 31, 2025	422,966,333	$681,343	$237,696	$(1,203)	$(951,279)	$(33,443)

	Common Shares		Additional Paid in	Accumulated Other Comprehensive
For the year ended December 31, 2024	Shares	Amount	Capital	Loss	Deficit	Total
January 1, 2024	306,558,710	$438,239	$122,797	$(1,216)	$(548,902)	$10,918
Shares and warrants issued under 2024 Registered Direct Offering, net of expenses	19,400,000	17,190	6,023	-	-	23,213
Adjustment to Class A warrant	-	-	590	-	(590)	-
Conversion of restricted share units, net of shares withheld for taxes	10,734,581	14,954	(14,954)	-	-	-
Shares issued as per At-the-Market Equity Distribution Agreement	3,251,588	4,866	-	-	-	4,866
Exercise of stock options	715,772	1,891	(1,428)	-	-	463
Share purchase under Employee Stock Purchase Plan	47,809	77	(38)	-	-	39
Share-based compensation and expenses settled with equity	-	-	25,313	-	-	25,313
Foreign currency translation adjustment	-	-	-	13	-	13
Loss for the year	-	-	-	-	(81,943)	(81,943)
December 31, 2024	340,708,460	$477,217	$138,303	$(1,203)	$(631,435)	$(17,118)

TMC the metals company Inc.

Consolidated Statements of Cash Flows

(in thousands of US Dollars)

(Unaudited)

	For the year ended December 31,
	2025	2024
Cash provided by (used in)
Operating activities
Loss for the year	$(319,844)	$(81,943)
Items not affecting cash:
Nauru and Tonga warrant costs	38,056	-
Amortization	252	362
Lease expense	1,907	1,907
Accrued interest on credit facilities	-	416
Share-based compensation and expenses settled with equity	96,672	25,313
Equity-accounted investment loss (gain)	(287)	226
Gain on dilution of investment	(5,649)	-
Change in fair value of royalty liability	131,000	-
Change in fair value of warrants liability	12,439	(1,057)
Loss on termination of contract	-	199
Unrealized foreign exchange	3,483	(1,222)
Interest paid on amounts drawn from credit facilities and short-term debt	(823)	(73)
Corporate income taxes paid during the year	(93)	(34)
Changes in working capital:
Receivables and prepayments	(1,198)	127
Accounts payable and accrued liabilities	1,234	12,311
Net cash used in operating activities	(42,851)	(43,468)

Investing activities
Proceeds from investee distribution	692	-
Acquisition of equipment and software	(245)	(515)
Net cash provided by (used in) investing activities	447	(515)

Financing activities
Proceeds from Korea Zinc Private Placement	85,118	-
Proceeds from Registered Direct Offerings	42,000	23,900
Expenses paid for Registered Direct Offerings	(734)	(357)
Proceeds from Shares issued from At-the-Market Equity Distribution Agreement	14,784	4,866
Proceeds from exercise of Class A warrants	3,827	-
Proceeds from exercise of Class B warrants	9,800	-
Proceeds from exercise of Class C warrants	10,485	-
Proceeds from drawdown of Credit Facilities	-	4,275
Repayment of drawn amount on credit facilities	(4,275)	-
Proceeds from Drawdown of Allseas Short-Term Debt	-	2,000
Repayment of Allseas Short-Term Debt	-	(2,000)
Proceeds from drawdown of Allseas Working Capital Loan Agreement	-	7,500
Repayment of Allseas Working Capital Loan	(7,500)	-
Proceeds from Employee Stock Purchase Plan	67	39
Proceeds from exercise of stock options	3,013	463
Net cash provided by financing activities	156,585	40,686

Increase/(Decrease) in cash	$114,181	$(3,297)
Impact of exchange rate changes on cash	(28)	(65)
Cash - beginning of year	3,480	6,842
Cash - end of year	$117,633	$3,480